SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2004

GENUINE PARTS COMPANY
(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2999 Circle 75 Parkway, Atlanta, GA 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700
(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

     The Board of Directors approved the following officer change. Larry Samuelson, age 57, was elected to the position of President of the U.S. Automotive Parts Group. Mr. Samuelson has 29 years of service with the Company and was previously President and Chief Operating Officer of UAP Inc.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated January 22, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

By:	/s/ Jerry W. Nix

	Name: Title:	Jerry W. Nix Executive Vice President – Finance (Principal Financial Officer)

Date: January 22, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 22, 2004.